EXHIBIT 99.1

                                  PRESS RELEASE



Business Editors

                  NORWICH, NY - (BUSINESS WIRE) - October 4, 2000 -- NBT Bancorp Inc. (NASDAQ: NBTB) today announced that it and BSB Bancorp, Inc. (NASDAQ: BSBN) have agreed to terminate their merger agreement. The reciprocal stock option agreements have also been terminated and no termination fees will be paid by either party.

                  The principal office of NBT is located in Norwich, NY. NBT is listed on the NASDAQ under the symbol NBTB. Its principal banking subsidiary, NBT Bank, N.A. conducts business from 36 offices in nine counties in central and northern New York.

    Forward-Looking Information
    This news release contains statements which constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the statements made in this release since such statements involve significant risks and uncertainties. Factors that might cause such differences include, but are not limited to: the expenses involved in the proposed merger being different from what management had anticipated; competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally in areas which NBT conducts its operations, being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of NBT to conduct its current or future operations. NBT disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events or developments.


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